Exhibit 10.4

January 6, 2020

Long Deng

c/o iFresh, Inc.

2-39 54th Avenue

Long Island City, NY 11101

Dear Mr. Deng:

Reference is made to the Conversion Agreement dated December 11, 2019 (the “Agreement”), by and between you (the “Purchaser”) and iFresh, Inc. (the “Company”). Capitalized terms used but not defined herein shall have the same meaning as such capitalized terms have in the Agreement.

Upon execution of this letter agreement, Section 2 of the Agreement is hereby amended by deleting the phrase “December 31, 2019” and replacing it with “January 15, 2020”.

This letter agreement sets forth the entire agreement and understanding between us as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among us. Except as set forth in this letter agreement, provisions of the Agreement which are not inconsistent with this letter agreement shall remain in full force and effect. This letter agreement may be executed in counterparts.

Very truly yours,
iFRESH, INC.

By:
Name:
Title:

Accepted and Agreed:

Name: Long Deng